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                                                           EXHIBIT 2.2
      DATED                                             1997






                             Between

                           ESCROW AGENT

                               And

                DIVERGENT TECHNOLOGIES PTY LIMITED

                               And

                  CHAPMAN COMPUTERS PTY LIMITED

                               And

           CHAPMAN COMPUTERS PTY LIMITED AS TRUSTEE FOR
                 THE CHAPMAN COMPUTERS UNIT TRUST






                         ESCROW AGREEMENT















                        DERRICK ZABOW & CO
                      Solicitors & Attorneys
                    Level 1, 38-44 York Street
                        SYDNEY  NSW  2000
                         DX:  549  SYDNEY
                          Ref:  DZ\D1149
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                         ESCROW AGREEMENT


AGREEMENT dated                                                 1997

    BETWEEN:  of                                ("Escrow Agent");

AND: DIVERGENT TECHNOLOGIES PTY LIMITED (A.C.N. 003 908 325) of Level 1, 35 Spring Street, Bondi Junction New South Wales 2022 ("Divergent");

AND:      CHAPMAN COMPUTERS PTY LIMITED ACN 008 004 331 trading as
          Chapman Computers of 53 Gawler Street, Mount Barker in the State of South Australia ("Chapman Computers");

AND       CHAPMAN COMPUTERS PTY LIMITED ACN 008 004 331 of 53 Gawler
          Street, Mount Barker in the State of South Australia aforementioned in its capacity as trustee for the Chapman Computers Unit Trust ("the Trust").


WHEREAS:

A. Divergent and Chapman Computers and the Trust have entered into an Agreement whereby Divergent has agreed to procure that S.V.I. Holdings Inc incorporated in the State of Nevada in the United States of America ("SVI") transfer or issue to the Trust 300,000 ordinary shares in SVI which are tradeable on the NASDAQ over the counter stock exchange in the United States of America ("the shares").

B. The Trust are not permitted unless otherwise agreed, in writing, by Divergent to trade the shares for a period of three (3) years from 30 April 1997 and have agreed that subject to the aforementioned consent by Divergent the Escrow Agent hold the shares in escrow for Chapman Computers during the said period.

C. The Trust are not permitted unless otherwise agreed, in writing, by Divergent to trade in any further shares issued under the Agreement dated 27 March 1997 for a period of three (3) years from 30 April 1997 and have agreed that subject to the aforementioned consent by Divergent the Escrow Agent hold the shares in escrow for Chapman Computers during the said period.

THE PARTIES AGREE as follows:

1.   DEFINITIONS

In this Agreement the following terms will have the meaning hereby assigned to them:

"Chapman Computers" mean Chapman Computers Pty Ltd ACN 008 004 331 as trustee for Chapman Computers Unit Trust.

"The Shares" means 300,000 ordinary shares in the share capital of SVI and any further shares issued under the Agreement dated 27 March 1997.
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                                       2

"Divergent" means Divergent Technologies Pty Limited A.C.N. 003 908 325 its successors and assigns.

2.   DEPOSIT

Upon the signing hereof and for a period of three (3) years from the date hereof or such less period if agreed as aforementioned Divergent will deposit with the Escrow Agent all of the script, share certificates and all other documentation relating to the shares.

3.   OBLIGATION OF ESCROW AGENT

(a)  Escrow Agent agrees:

     (i)  to keep the shares in secure storage; and

     (ii) not to divulge or disclose or otherwise make available to any person whatsoever, or make any use whatsoever, of the shares without the prior written consent of Divergent,except as provided in the Agreement and as required by law.

(b)  The Escrow Agent shall be under no obligation or responsibility:

     (i)  to determine the nature, or validity of the Shares;

     (ii) for any transaction between Divergent and Chapman Computers other than the performance of his obligations with respect to the shares.

4.   INDEMNIFICATION

Chapman Computers hereby agrees to indemnify the Escrow Agent and hold the Escrow Agent harmless against any and all loss, damages, costs and expenses that may be incurred by the Escrow Agent by reason of the Escrow Agent's compliance in good faith with the terms of this Agreement.

5.   AMENDMENTS

This Agreement shall not be revoked, rescinded or modified as to any of its terms and conditions except by written agreement between the parties hereto.

6.   TERM

6.1 This Agreement shall continue for a period of three (3) years from the date hereof or terminated earlier by the Escrow Agent or the parties hereto.

     (a) by the Escrow Agent giving ninety (90) days written notice to Chapman and Divergent; or

     (b)  by agreement of all the parties hereto.
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                                       3

6.2 Upon termination of this Agreement under this Clause, the shares shall be delivered to a substitute escrow agent, who shall agree to be bound to the parties mutatis mutandis or to Chapman Computers upon the termination of the aforementioned three (3) year period.

7.   GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law in force in the State of New South Wales.

8.   FORCE MAJEURE

Failure or omission to carry out or observe any of the conditions of this Agreement shall not give rise to any claim against a party hereto or result in the breach of this Agreement if such failure or omission arises by reason of delay or inability to perform, caused by war whether declared or not, insurrections, strikes, inability to obtain materials, fire, storm, or other severe action of the elements, accidents, government restrictions or for any other causes whether like or unlike the foregoing which are unavoidable or beyond the control of the relevant party.

9.   AUSTRALIAN COMMERCIAL DISPUTES CENTRE ("ACDC")

(a) If a dispute arises out of or relates to this Agreement or the breach, termination, validity or subject matter thereof, the parties agree to first endeavour to settle the dispute by mediation administered by the ACDC.

(b) In the event that the dispute has not been settled within twenty eight (28) days (or such period as agreed to in writing between the parties hereto) after the appointment of the mediator, the dispute shall be submitted to expert determination administered by the ACDC.

(c) The parties agree to accept the determination of the expert as final and binding. The expert shall be a person agreed between the parties. The ACDC will assist the parties by providing a list of suggested experts. Failing agreement, the expert shall be a person appointed by the ACDC. The mediator shall not be the same person as the expert.


IN WITNESS WHEREOF this Agreement has been duly executed on the day first hereinbefore written.
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SIGNED by                       )
in the presence of:             )



Witness


Print name


THE COMMON SEAL of DIVERGENT                )
TECHNOLOGIES PTY LIMITED                    )
was affixed in accordance with its          )
 Articles of Association in the presence of:)

/s/Ivan Hammerschlag                        /s/Shaun Rosen
Director                                    Director

Ivan Hammerschlag                           Shaun Rosen
Print name                                  Print Name


THE COMMON SEAL of                          )
CHAPMAN COMPUTERS PTY LTD                   )
was affixed in accordance with              )
its Articles of Association in the          )
presence of:                                )

/s/Colin Chapman                            /s/Bronte Chapman
Director                                    Secretary

Colin Chapman                               Bronte Chapman
Print name                                  Print Name


THE COMMON SEAL of                          )
CHAPMAN COMPUTERS PTY LTD                   )
as trustee for the Chapman Computers        )
Unit Trust was affixed in accordance        )
with its Articles of Association in the     )
presence of:                                )

/s/Colin Chapman                            /s/Bronte Chapman
Director                                    Secretary

Colin Chapman                               Bronte Chapman
Print name                                  Print Name